Exhibit 99.1

IPASS REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

REDWOOD SHORES, CALIF., November 6, 2013—iPass Inc. (NASDAQ: IPAS), the global Wi-Fi roaming leader for enterprises and telecom service providers, today announced financial results for the third quarter ended September 30, 2013.

“The Open Mobile growth engine performed strongly this quarter, growing 5% quarter over quarter through the seasonally weak summer time period,” said Evan Kaplan, president and chief executive officer of iPass. “We continue to see traction with the OMX business, including an expanded relationship with Microsoft and an emerging opportunity with Google. Meanwhile, we are diligently focused on improving the user experience through better software and direct end user support, and despite the temporary headwinds of the Unity business, we are confident in the continued growth of our Open Mobile business.”

The following key operating metrics highlight the progress that the company made in Q3 2013 with its Open Mobile (OM) business.

Open Mobile Growth:

•	Grew Open Mobile revenue to $12.6 million in Q3 2013, an increase of 5% sequentially and 66% over the third quarter of 2012.

•	Delivered the tenth sequential quarter of growth in total Open Mobile revenue.

•	Grew Open Mobile platform active monetized users by 8% from the previous quarter, representing 80% of total platform users, as of September 2013.

•	Increased Open Mobile smartphone and tablet Wi-Fi network users by 17% in September 2013 compared to June 2013.

The following highlight the progress that the company made in Q3 2013 with customer wins and new technology alliances.

Mobility Services

Open Mobile Enterprise (OME) Customers

•	Signed eleven new large enterprise customers to Open Mobile during the third quarter of 2013, including Shell, Euralis, Groupe SEB, Haribo, InterMune, and Virgin Australia Airlines.

•	Signed sixteen existing enterprise customers on Open Mobile during the third quarter of 2013, including Data Communications Business Group, ChungHwa Telecom Co., Ltd, Imperial Tobacco Limited, and Lubrizol Corporation.

Open Mobile Exchange (OMX) Customers

•	Added two large and strategic carriers during the third quarter of 2013, further expanding iPass OMX customer base to over 30 carriers and service providers signed to date.

•	Dialog Axiata, Sri Lanka’s largest mobile network operator, launched its RoamDaily Wi-Fi service powered by iPass OMX.

•	Vertu, a pioneer of the luxury mobile telephone sector, now offers global Wi-Fi roaming powered by iPass OMX.

•	Partnered with Google and local Indonesian companies to develop technology for the Wi-Fi Passport project currently being tested in Indonesia.

iPass Unity Network Services (formerly known as Managed Network Services)

•	Signed a strategic channel partner agreement with one of the largest U.S. telecommunications companies which allows the channel partner to expand its service portfolio by offering iPass Unity’s fully managed network solutions to its enterprise customers.

•	Signed key long-term renewals with a Fortune 500 financial services company, a Fortune 500 medical technology company, and a large provider of independent senior retirement care.

•	Expanded the iPass Unity strategic pilot program by signing several new agreements with prospective enterprise customers.

Financial Summary

(unaudited; in millions)	Q3‘13	Q2‘13
Revenue:
Mobility Services:	$18.6	$20.3
Open Mobile (1)	12.6	12.0
Legacy iPC (2)	6.0	8.3
iPass Unity Network Services(3)	8.3	8.4

Total Revenue	$26.9	$28.7
GAAP Net Loss	$(2.8)	$(1.6)
Adjusted EBITDA Loss(4)	$(1.0)	$(0.1)
Cash and Cash Equivalents	$25.2	$25.0
Shares of Common Stock Outstanding at Period End	64.2	63.9

(1)	Open Mobile revenue includes OM network and platform and Open Mobile Exchange.
(2)	Legacy iPC revenue includes iPC network, platform, and other revenues.
(3)	Formerly known as Managed Network Services (“MNS”).
(4)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.

iPass Strategic Asset Innovations

•	Released enhancements to the iPass Open Mobile clients for iOS and Android, including a native hotspot finder, speed test, and intelligent connectivity with signal strength messaging. These features enable easier discovery of iPass hotspots and a better connectivity experience overall.

•	Grew iPass’ global footprint to approximately 1.5 million commercially available Wi-Fi hotpots in over 130 countries and territories, an increase of over 0.2 million since Q1 2013.

Q4 2013 GUIDANCE

For the fourth quarter of 2013 ending December 31, 2013, iPass anticipates total revenue and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$24.5 – 28.5 million
Adjusted EBITDA Income / (Loss) (1)	$(3.5) – (1.5) million

(1)	A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the fourth quarter of 2013 does not include the impact of any foreign exchange gains or losses.

Today’s Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time).

The conference call will be accessible by telephone, toll-free at 888-359-3627 or direct dial at 719-325-2393 with a participant confirmation code of 3708830. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its fourth quarter 2013 results.

The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until November 15, 2013. The confirmation code for the replay is 3708830.

Cautionary Information About Forward-Looking Statements

The statements in this press release regarding iPass’ expectations and belief that the Unity business is experiencing temporary headwinds, the confidence in the continued growth of Open Mobile, and iPass’ projections of its fourth quarter 2013 financial results under the caption “Q4 2013 Guidance” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the Open Mobile platform and Open Mobile Exchange will not achieve the market acceptance iPass expects; the risk that iPass customers and partners may not be willing to agree to minimum purchase and resale commitments at the rate iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass carrier and channel partners do not successfully market iPass services to their customers; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services and iPass Unity Network Services could reduce demand for iPass’ services; the risk that iPass fails to address market requirements, evolving standards and technological changes in the mobility services industry, which could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the SEC on March 15, 2013, and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, the iPass Instagram, the iPass Pinterest and Evan Kaplan’s Twitter Feed. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial Measures

This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest income, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, and certain state sales and federal tax charges. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1)	To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

About iPass Inc.

iPass helps enterprises and telecom service providers ensure their employees and subscribers stay well connected. Founded in 1996, iPass delivers the world’s largest commercial-grade Wi-Fi network and trusted connectivity platform. With approximately 1.5 million Wi-Fi hotspots in over 130 countries and territories and millions of community hotspots around the globe, iPass gives its customers always-on, frictionless connectivity for smartphones, tablets and laptops anywhere in the world – simply, securely and cost effectively. Additional information is available at www.ipass.com or on Smarter Connections, the iPass blog.

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.

Selected Financial Results and Key User Metrics

(unaudited; in millions)	Q3’13	Q2’13	Q3’12
Revenue:
Mobility Services:	$18.6	$20.3	$22.4
Open Mobile Enterprise:	12.0	11.4	7.4
Wi-Fi Network	6.7	6.2	3.2
Other Network(1)	1.2	1.2	0.9
Platform	3.9	3.8	3.1
Other	0.2	0.2	0.2
Open Mobile Exchange(2)	0.6	0.6	0.2
Legacy iPC:	6.0	8.3	14.8
Wi-Fi Network	2.4	3.5	6.6
Other Network(1)	2.1	2.6	5.2
Platform	0.8	1.1	2.1
Other	0.7	1.1	0.9
iPass Unity Network Services(3)	8.3	8.4	8.4

Total Revenue	$26.9	$28.7	$30.8
GAAP Net Loss	$(2.8)	$(1.6)	$(0.8)
Adjusted EBITDA Income (Loss)(4)	$(1.0)	$(0.1)	$0.7
Cash and Cash Equivalents	$25.2	$25.0	$26.5
Shares of Common Stock Outstanding at Period End	64.2	63.9	61.3

(1)	Other Network for OM includes commit shortfall revenue. Other Network for Legacy iPC includes commit shortfall, dial and 3G revenue.
(2)	iPass OMX revenue includes both network and platform revenue.
(3)	Formerly Managed Network Services (“MNS”)
(4)	The definition of Adjusted EBITDA is discussed above and the reconciliation of Non-GAAP to GAAP financial measures is presented below.

AVERAGE MONTHLY MONETIZED USERS: (1)

	Q3’13	Q2’13	Q3’12
Open Mobile Users:
Wi-Fi Network Users(2)	59,000	56,000	27,000
Platform Users:
Active (3)	574,000	517,000	270,000
Gross (4)	1,019,000	1,019,000	689,000
Legacy Users:
Wi-Fi Network Users	21,000	31,000	54,000
Other Network Users(5)	20,000	23,000	31,000
Platform Users	151,000	201,000	320,000
Total Users:	754,000	749,000	629,000
Total Network Users	100,000	110,000	112,000
Total Platform Users	725,000	718,000	590,000
NETWORK GROSS MARGIN (6)	43.0%	44.4%	48.6%

(1)	Average Monthly Monetized Users (AMMU) metric is based on the number of active users of iPass’ network and platform services across both iPass’ Open Mobile Enterprise offering and legacy iPC offerings. Network users are billed for their use of iPass’ Wi-Fi, Dial-up or 3G network services. Platform users are billed for their use of iPass’ legacy iPC client or iPass’ Open Mobile client. AMMU is defined as the average number of users per month, during a given quarter, for which a fee was billed by iPass to a customer for such users.
(2)	Wi-Fi Network Users represent unique users of Wi-Fi network. Starting from the first quarter of 2013, OM Wi-Fi Network Users include In-Flight Wi-Fi users.
(3)	Represents the average number of Open Mobile Enterprise (“OME”) users in the periods presented who were billed platform fees and who have used or deployed Open Mobile.
(4)	Represents the average number of Open Mobile Enterprise users in the periods presented for which Open Mobile platform fees were billed for the period. The difference between Gross and Active Open Mobile platform users is represented by Paying, Undeployed users for which Open Mobile platform fees were billed for the period but that have not yet used Open Mobile or deployed.
(5)	Other Network Users represents unique users of Dial-up and 3G network.
(6)	Network Gross Margin is defined as (Mobility Network Revenue plus iPass Unity Revenue less Network Access Costs) divided by (Mobility Network Revenue plus iPass Unity Revenue).

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$25,201	$26,822
Accounts receivable, net of allowance for doubtful accounts of $1,124 and $1,173, respectively	16,655	17,260
Prepaid expenses and other current assets	4,803	5,058

Total current assets	46,659	49,140
Property and equipment, net	6,420	6,549
Other assets	3,106	4,435

Total assets	$56,185	$60,124

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,082	$7,496
Accrued liabilities	8,295	8,631
Deferred revenue, short-term	3,476	3,787

Total current liabilities	20,853	19,914
Deferred revenue, long-term	2,217	2,834
Other long-term liabilities	308	475

Total liabilities	$23,378	$23,223

Stockholders’ equity:
Common stock	64	61
Additional paid-in capital	217,160	213,454
Accumulated deficit	(184,417)	(176,614)

Total stockholders’ equity	32,807	36,901

Total liabilities and stockholders’ equity	$56,185	$60,124

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF

COMPREHENSIVE LOSS

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue	$26,869	$30,818	$85,163	$96,356
Cost of revenues and operating expenses:
Network access costs	12,062	12,574	37,203	41,049
Network operations	4,717	5,126	14,284	15,932
Research and development	3,171	3,300	10,199	10,447
Sales and marketing	4,368	4,547	13,658	14,981
General and administrative	4,886	5,645	16,323	16,147
Restructuring charges and related adjustments	13	10	639	16
Amortization of intangible assets	—	50	—	169

Total cost of revenue and operating expenses	29,217	31,252	92,306	98,741

Operating loss	(2,348)	(434)	(7,143)	(2,385)
Interest income	2	4	9	10
Foreign exchange losses	(155)	(66)	(342)	(129)

Loss before income taxes	(2,501)	(496)	(7,476)	(2,504)
Provision for income taxes	341	275	327	422

Net loss	$(2,842)	$(771)	$(7,803)	$(2,926)

Comprehensive loss	$(2,842)	$(771)	$(7,803)	$(2,926)

Basic and diluted net loss per share	$(0.04)	$(0.01)	$(0.12)	$(0.05)
Weighted average number of common shares outstanding
- Basic	64,143,389	61,094,346	63,008,098	60,450,920
- Diluted	64,143,389 (1)	61,094,346 (1)	63,008,098 (1)	60,450,920 (1)

(1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(7,803)	$(2,926)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	2,472	1,781
Amortization of intangible assets	—	169
Depreciation and amortization	1,867	1,660
Loss on disposal of property and equipment	2	3
Provision for (recovery of) doubtful accounts	53	(203)
Changes in operating assets and liabilities:
Accounts receivable	552	2,115
Prepaid expenses and other current assets	254	787
Other assets	609	569
Accounts payable	1,600	(681)
Accrued liabilities	(336)	354
Deferred revenue	(928)	(128)
Other liabilities	(167)	62

Net cash provided by (used in) operating activities	(1,825)	3,562

Cash flows from investing activities:
Purchases of property and equipment	(1,753)	(4,096)
Change in restricted cash pledged for letter of credit	720	471

Net cash used in investing activities	(1,033)	(3,625)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,237	1,194
Stock repurchase	—	(70)

Net cash provided by financing activities	1,237	1,124

Net increase (decrease) in cash and cash equivalents	(1,621)	1,061
Cash and cash equivalents at beginning of period	26,822	25,439

Cash and cash equivalents at end of period	$25,201	$26,500

Supplemental disclosures of cash flow information:
Net cash paid for taxes	$176	$310
Accrued amounts for acquisition of property and equipment	$308	$458

iPASS INC.

RECONCILIATION OF NON-GAAP TO GAAP METRICS

(Unaudited, in thousands)

		Three Months Ended
		September 30,	June 30,	September 30,
		2013	2013	2012
I	Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Loss:
	Adjusted EBITDA Income (Loss)	$(991)	$(136)	$693
	(a) Interest income	2	3	4
	(b) Income tax (expense) benefit	(341)	41	(275)
	(c) Depreciation of property and equipment	(612)	(632)	(505)
	(d) Amortization of intangible assets	—	—	(50)
	(e) Stock-based compensation	(887)	(836)	(637)
	(f) Restructuring charges and related adjustments	(13)	(26)	(10)
	(g) Certain state sales and federal tax items and other discrete items	—	—	9

	GAAP Net Loss	$(2,842)	$(1,586)	$(771)

			(Unaudited, in millions)
	Q4 2013 Guidance
II	Reconciliation of Q4 2013 Adjusted EBITDA Loss to GAAP Net Loss:
	Adjusted EBITDA Loss (1)		$(3.5)		$(1.5)
	(a) Income tax expense			(0.1)
	(b) Depreciation of property and equipment			(0.6)
	(c) Stock-based compensation			(0.8)

	GAAP Net Loss		$(5.0)		$(3.0)

(1)	The Q4 2013 Guidance for Adjusted EBITDA loss does not include the impact of any foreign exchange gains or losses or restructuring charges.

INVESTOR RELATIONS CONTACT:

Mike Bishop

The Blueshirt Group

Tel. +1 415 217 4968

Email: mike@blueshirtgroup.com